CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No's. 333-97091, 333-67094, 333-42664, 033-81980, 333-61003, 333-19351, and 333-14833) and Form S-3 (No's. 333-92040, 333-37876, 333-77631, 333-70333, and 333-67781) of Plantronics, Inc. of our report dated April 18, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10- K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, CA

June 2, 2003